Exhibit 99.1

Update on Merger with Signet Jewelers

On February 19, 2014 we announced that we had entered into a definitive merger agreement with Signet Jewelers.  I am pleased to inform you that we have achieved an important milestone toward the closing of the transaction – expiration of the waiting period under applicable antitrust laws. Satisfaction of this closing condition was announced in a press release distributed this morning. The press release is available at: http://www.zalecorp.com.

While the expiration of the waiting period satisfies one of the conditions to closing, the transaction remains subject to approval by Zale's stockholders and certain other customary closing conditions.

We anticipate that the transaction will close later in 2014. Please keep in mind that the Signet and Zale business relationship has not changed and until the closing, Signet and Zale remain independent companies.

We will continue to provide updates on the transaction as appropriate.

If you have any questions, please contact your supervisor.

Thank you,
Theo

Cautionary Statement Regarding Forward-Looking Statements

Any statements in this communication about Zale’s or Signet’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts, including statements regarding the proposed acquisition of Zale by Signet (the “proposed transaction”), the expected timetable for completing the proposed transaction, the benefits and synergies of the proposed transaction and future opportunities for the combined company and products and securities, that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements, are the following: the parties’ ability to consummate the proposed transaction on the expected timetable or at all; the conditions to the completion of the proposed transaction, including the receipt of stockholder approval; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all or to successfully integrate Zale’s operations into those of Signet; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, competitors or suppliers) may be greater than expected following the announcement of the proposed transaction; the retention of certain key employees of Zale may be difficult; Signet and Zale are subject to intense competition and increased competition is expected in the future; and general economic conditions that are less favorable than expected.  Additional information and other factors are contained in Zale’s Annual Report on Form 10-K for the fiscal year ended July 31, 2013 and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (“SEC”).  Because the factors referred to above and other risk factors, including general industry and economic conditions, could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this communication, based on information available as of the date hereof, and Zale disclaims any obligation to update any forward-looking statement to reflect events or circumstances after such date.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Zale filed a preliminary proxy statement with the SEC on April 4, 2014.  Zale intends to file other relevant materials, including a definitive proxy statement, with the SEC. Stockholders of Zale are urged to read all relevant documents filed with the SEC, including Zale’s definitive proxy statement, when available, because they will contain important information about the proposed transaction. Investors and stockholders are able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, or for free from the Company by contacting Zale Investor Relations by phone at (972) 580-4391 or by email at ir@zalecorp.com.

Participants in the Solicitation

Signet, Zale and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Zale in favor of the proposed transaction. Information about Signet’s directors and executive officers is set forth in Signet’s Proxy Statement on Schedule 14A for its 2013 Annual Meeting of Shareholders, which was filed with the SEC on April 26, 2013, and its Form 8-Ks filed with the SEC on July 9, 2013 and July 11, 2013. Information about Zale’s directors and executive officers is set forth in Zale’s Proxy Statement on Schedule 14A for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on October 2, 2013, and its Annual Report on Form 10-K for the fiscal year ended July 31, 2013, which was filed with the SEC on September 27, 2013.  Information concerning the interests of Zale’s participants in the solicitation, which may, in some cases, be different than those of Zale’s stockholders generally, is set forth in the preliminary proxy statement relating to the proposed transaction, and will be set forth in the definitive proxy statement relating to the proposed transaction when it becomes available.